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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2005 (July 26, 2005)

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FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

      Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On July 26, 2005, First Farmers and Merchants Corporation issued a press release announcing that Patricia N. McClanahan has announced her retirement as Chief Financial Officer of First Farmers and Merchants Bank and Treasurer of First Farmers and Merchants Corporation.  This retirement is to be effective as of the close of business August 2, 2005.

            Effective as of August 3, 2005, Patricia P. Moody, age 43, will begin serving as Chief Financial Officer of First Farmers and Merchants Bank. Ms. Moody was promoted from vice president and trust officer of First Farmers and Merchants Bank and has been with the Bank since 1998.  Ms. Moody is a certified trust and financial adviser.  She has an MBA degree from Middle Tennessee State University and is a graduate of the American Bankers Association's Graduate Trust School at Northwestern University.  Ms. Moody does not have a family relationship with any director or principal officer of First Farmers and Merchants Bank or First Farmers and Merchants Corporation.

            A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

      Item 9.01  Financial Statements and Exhibits.

(a)    Not applicable.

(b)     Not applicable.

(c)     Exhibits.

Exhibit 99.1     Press Release issued on July 26, 2005 by First Farmers and Merchants Corporation

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

Date:  July 26, 2005                           By:       /s/ T. Randy Stevens

                                                                        T. Randy Stevens

                                                                        Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on July 26, 2005 by First Farmers and Merchants Corporation

EXHIBIT 99.1

First Farmers & Merchants Bank Names Moody CFO

COLUMBIA, Tenn. July 26 2005 - Patricia P. Moody, who began her career at First Farmers & Merchants Bank in 1998, has been recently promoted from Vice President and Trust Officer to Chief Financial Officer, bank officials announced.

Among her new duties as CFO, Moody is responsible for coordinating the financial functions of the bank and holding company, preparing the annual budget, monitoring acceptable accounting principles and preparing the bank's financial statements. The CFO is a member of the bank's Senior Management Group.

"Pat is a key member of our management team," said T. Randy Stevens, F&M chairman and CEO. "We have every confidence that under her guidance, operational functions of the bank will run smoothly and we will continue to grow and serve our community."

A Certified Trust and Financial Advisor, Moody holds a Master of Business Administration from Middle Tennessee State University and is a graduate of the American Bankers Association's Graduate Trust School at Northwestern University. Prior to moving to Tennessee, she spent six years in Mississippi as manager of J. Clark & Associates - a public accounting firm. She is secretary of the Leadership Maury Board of Directors and a member of the Leadership Maury Alumni Board. She is also a member of the Columbia Breakfast Rotary Club.

"It's an honor to be able to serve such a truly great bank in this way," Moody said. "F&M has proven throughout its 95-year history that when you put the needs of the community first, success is sure to follow. It's wonderful to work at a place that so values people and relationships, and I look forward to many years of service to the bank and its customers."

Founded in 1909, First Farmers & Merchants Bank (Member FDIC) is one of the largest independent banks in Tennessee with total assets of over $840 million, as well as more than $2.3 billion in assets held by its Trust Department. Headquartered in Columbia, the bank operates over 20 offices in a six-county area that includes Maury, Marshall, Lawrence, Hickman, Dickson and Giles counties. It is distinguished by its commitment to traditional, personal banking relationships that incorporate state-of-the-art technology to provide the highest possible level of service.